UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16857	76-0487309
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     Amendment to Purchase Agreement, Preferred Stock Purchase Agreement and Recapitalization Letter Agreement

     On November 4, 2004, we entered into Amendment No. 1 (the “Amendment”) to that certain Purchase Agreement, dated as of May 27, 2004 (the “May Purchase Agreement”), with holders of an aggregate of $19.2 million principal amount of our 18% Subordinated Secured Notes due March 31, 2007 (the “18% Subordinated Notes”). A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8‑K, and the May Purchase Agreement is attached as Exhibit 10.1 to the Current Report on Form 8‑K that we filed on July 14, 2004. Pursuant to the Amendment, we issued an additional $9.625 million aggregate principal amount of 18% Subordinated Notes at a 20% discount, for $7.7 million. The purchasers of the additional 18% Subordinated Notes (the “Purchasers”) also hold substantially all of our 16% Subordinated Secured Notes due March 31, 2007 (the “16% Subordinated Notes”) and include Elliott Associates, L.P. and Elliott International, L.P., which together are our largest stockholders.

     In connection with the Amendment and the Recapitalization Letter Agreement described below, we entered into a Preferred Stock Purchase Agreement with the Purchasers on November 4, 2004, pursuant to which we issued to the Purchasers 1,400 shares of Series A Redeemable Participating Preferred Stock, par value $1.00 per share (the “Redeemable Preferred Stock”). A copy of the Preferred Stock Purchase Agreement is attached as Exhibit 10.2 to this Current Report on Form 8‑K. We entered into a letter agreement (the “Recapitalization Letter Agreement”), dated as of October 29, 2004 but effective as of November 4, 2004, with the holders of $80 million aggregate principal amount of our 16% and 18% Subordinated Notes. A copy of the Recapitalization Letter Agreement is attached as Exhibit 10.3 to this Current Report on Form 8‑K. The Recapitalization Letter Agreement contemplates that we will recapitalize through a rights offering of additional common stock to our existing stockholders to prepay our 16% and 18% Subordinated Notes and, to the extent the rights offering is undersubscribed, the conversion of up to $65 million aggregate principal amount of 16% and 18% Subordinated Notes into shares of our common stock.

     Pursuant to the Recapitalization Letter Agreement, we have agreed with the participating note holders to (i) use our reasonable best efforts to consummate the proposed recapitalization, (ii) reimburse them for their expenses incurred in connection with the recapitalization and (iii) indemnify them for liabilities that may arise from the recapitalization. The participating note holders have agreed to use good faith efforts to negotiate, execute and deliver such documents as may reasonably be required of them in order to consummate the recapitalization, including the conversion of up to $65 million aggregate principal amount of the 16% and 18% Subordinated Notes into common stock to the extent the net proceeds of the rights offering are not sufficient to prepay such notes. The note holders’ obligations under the Recapitalization Letter Agreement are subject to the our ability to refinance and restructure the indebtedness under our revolving credit facilities agented by Southwest Bank of Texas, N.A. (“SWBT”) and the participation of all of the holders of the outstanding 16% and 18% Subordinated Notes in the recapitalization. In addition, the proposed recapitalization is subject to other conditions that are outside our control, including the review by the Securities and Exchange Commission (the “SEC”) of any required filings and stockholder approval of the various transactions to be undertaken as part of the recapitalization. As part of the recapitalization, we intend to solicit our stockholders to approve the exchange of the 16% and 18% Subordinated Notes for common stock, a reverse stock split, an increase in the authorized number of shares of common stock, a reduction in the par value of our common stock and the redemption of the Redeemable Preferred Stock with warrants as described below. No offers or sales of securities in connection with the rights offering may be made unless and until the SEC has declared our registration statement to be effective. Filing of this Current Report on Form 8‑K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein.

     The Recapitalization Letter Agreement contemplates that the price of the rights in the rights offering, and at which any of the 16% and 18% Subordinated Notes will be converted, will be such price that, if $65 million of the 16% and 18% Subordinated Notes are prepaid or converted into common stock, the parties acquiring the rights or converting the 16% and 18% Subordinated Notes will then hold 95% of our outstanding common stock on a fully diluted basis (after giving effect to the commitment fee described below and without giving effect to the warrants described below or any out—of—the—money options granted under our stock incentive plans). While we are in the process of implementing the recapitalization, investment in our common stock will be highly speculative. Shares of our common stock may have little value.

     Pursuant to the Recapitalization Letter Agreement, we have agreed to pay at the consummation of the recapitalization to the note holders that convert their subordinated notes into shares of common stock a 7.5% commitment fee on the $65 million note amount that may ultimately be converted, with the fee payable in additional shares of common stock valued at the rights offering price. We anticipate that the remaining subordinated notes not converted into common stock, estimated to be approximately $45 million as of the date hereof, will either remain outstanding or be exchanged for new subordinated notes with terms and provisions acceptable to us and the note holders.

     In connection with obtaining the stockholder approvals described above, we intend to recommend that the holders of our common stock also approve the redemption after completing the recapitalization of the Redeemable Preferred Stock with warrants having an aggregate exercise price of $1.925 million to acquire a number of shares of our common stock equal to 14% of our outstanding common stock on a fully diluted basis (after giving effect to the issuance of the warrants and excluding out—of—the—money options granted under our stock incentive plans). If our common stockholders approve the redemption of the Redeemable Preferred Stock with warrants, the warrants will be issued pursuant to the form of warrant certificate that is filed with this Current Report on Form 8‑K as an exhibit to the Preferred Stock Purchase Agreement. In addition, the holders of such warrants will receive registration rights pursuant to the form of registration rights agreement that is also filed with this Current Report on Form 8‑K as an exhibit to the Preferred Stock Purchase Agreement. If, however, the redemption is not approved by our stockholders or we withdraw such recommendation as a result of receiving notice that the terms of the Redeemable Preferred Stock, including their redemption with warrants, do not comply with the NASDAQ Marketplace Rules, the Redeemable Preferred Stock shall be redeemed six years from the date of its issuance, or at the option of the preferred stockholders upon our merger, the sale of all or substantially all of our assets, our change of control or our liquidation, for cash in an amount equal to the amount by which the current market price of 14% of the outstanding shares of our common stock on a fully diluted basis (which amount will increase at a rate of 25% per year commencing six months after issuance, compounded quarterly) exceeds the warrant exercise price. A copy of the certificate of designation, preferences and rights of the Redeemable Preferred Stock is attached as Exhibit 4.1 to this Current Report on Form 8‑K.

     Amendments to Senior Loan Agreements

     In connection with issuing the additional 18% Subordinated Notes, we amended all of our loan agreements with our senior lenders to amend the definitions of (i) “Fixed Charge Coverage Ratio” to include only cash interest and (ii) “Subordinated Debt” to include the additional 18% Subordinated Notes. In addition, we further amended the loan agreements governing our revolving credit facilities agented by SWBT to reduce the amount of funds that our lenders would be required to advance us under such facilities. The lenders under the facility secured by Horizon’s foreign receivables agreed to an immediate funding of $4.9 million, and the Export Import Bank guarantee of that facility has been extended from November 30, 2004 until maturity of the loan, January 21, 2005 in return for a reduction in the commitment amount to $25 million as of November 30, 2004 and $21 million as of December 30, 2004. In addition, we will be required to prepay a portion of the outstanding debt under this facility in January 2005 with a percentage of amounts that may be collected on two major foreign contracts. A copy of each of the following amendments to our senior loan agreements are attached as exhibits to this Current Report on Form 8‑K:

•	Seventh Amendment to EXIM Guaranteed Loan Agreement, dated as of November 4, 2004, with SWBT, as agent, and the other lenders specified therein.

•	Eighth Amendment to Loan Agreement, dated as of November 4, 2004, with SWBT, as agent, and the other lenders specified therein.

•	Amendment No. 4 to Credit Agreement, dated as of November 4, 2004, to the Credit Agreement, dated as of May 10, 2001, as amended, with The CIT Group/Equipment Financing, Inc., as the lender.

•	Amendment No. 10 to Loan Agreement, dated as of November 4, 2004, to the Loan Agreement, dated as of December 30, 1998, as amended, with The CIT Group/Equipment Financing, Inc., as agent and for the other lenders specified therein.

•	First Amendment to Amended and Restated Loan Agreement, dated as of November 4, 2004, with SouthTrust Bank.

•	Second Amendment to Loan Agreement, dated as of October 29, 2004, with General Electric Capital Corporation of Tennessee.

     Amendment to Employment Agreement

     On November 4, 2004, we entered into Amendment No. 2 to Employment and Non-Competition Agreement with J. Louis Frank to amend the definition of “For Good Cause” so that Mr. Frank may not terminate his employment with us upon a change of control. Mr. Frank is a member of our Board of Directors and Chairman, Emeritus.

Item 3.02 Unregistered Sales of Equity Securities

     On November 4, 2004, we issued the Redeemable Preferred Stock to the Purchasers for the payment of $1 per share and as consideration for the Purchasers purchase of the additional 18% Subordinated Notes and execution of the Recapitalization Letter Agreement. The Redeemable Preferred Stock is not convertible into any of our equity securities, but, subject to the approval of our stockholders, is redeemable for warrants as described above under Item 1.01.

     The Redeemable Preferred Stock was issued to the Purchasers in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(2) and Rule 506 promulgated thereunder.

Item 3.03 Material Modification to Right of Security Holders

     If the Redeemable Preferred Stock is redeemed with warrants as described in Items 1.01 and 3.02 above, the issuance of the warrants will result in significant dilution to our stockholders. Until redeemed, the Redeemable Preferred Stock shall have a cash liquidation preference in an amount equal to the amount by which the current market price of 14% of the outstanding shares of common stock on a fully diluted basis (which amount will increase at a rate of 25% per year commencing six months after the issuance, compounded quarterly) exceeds the aggregate warrant exercise price. This liquidation preference is senior to the rights of the holders of common stock upon our liquidation, dissolution or sale.

Item 8.01 Other Events.

     On November 5, 2004, the Company issued a press release announcing the completion of a financing and providing an update regarding the recapitalization. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

4.1	Certificate of Designation, Preferences and Rights of the Series A Redeemable Participating Preferred Stock of Horizon Offshore, Inc.

10.1	Amendment No. 1 to May Purchase Agreement, dated as of November 4, 2004, by and among Horizon Offshore, Inc., the guarantors specified therein and the purchasers specified therein.

10.2	Preferred Stock Purchase Agreement, dated as of November 4, 2004, by and among Horizon Offshore, Inc. and the purchasers specified therein (including the form of warrant certificate and registration rights agreement attached thereto).

10.3	Recapitalization Letter Agreement, dated as of October 29, 2004, by and among Horizon Offshore, Inc. and the holders of subordinated notes specified therein.

10.4	Amendment No. 2, dated as of November 4, 2004, to Employment and Non-Competition Agreement dated May 31, 2002 between Horizon Offshore, Inc. and J. Louis Frank, as amended on September 3, 2004.

10.5	Seventh Amendment to EXIM Guaranteed Loan Agreement, dated as of November 4, 2004, among Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels, Inc., HorizEn, L.L.C., and Southwest Bank of Texas, N.A., as agent, and the other lenders specified therein.

10.6	Eighth Amendment to Loan Agreement, dated as of November 4, 2004, among Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels, Inc., and Southwest Bank of Texas, N.A., as agent, and the other lenders specified therein.

10.7	Amendment No. 4 to Credit Agreement, dated as of November 4, 2004, to the Credit Agreement, dated as of May 10, 2001, as amended, among Horizon Vessels, Inc., Horizon Contractors, Inc., Horizon Offshore, Inc. and The CIT Group/Equipment Financing, Inc., as the lender.

10.8	Amendment No. 10 to Loan Agreement, dated as of November 4, 2004, to the Loan Agreement, dated as of December 30, 1998, as amended, among Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., Horizon Offshore, Inc., The CIT Group/Equipment Financing, Inc, as agent and for the other lenders specified therein.

10.9	First Amendment to Amended and Restated Loan Agreement, dated as of November 4, 2004, among Horizon Vessels, Inc., Horizon Offshore, Inc., Horizon Offshore Contractors, Inc. and SouthTrust Bank.

10.10	Second Amendment to Loan Agreement, dated as of October 29, 2004, among Horizon Vessels International, Ltd. and General Electric Capital Corporation of Tennessee.

99.1	Press release of Horizon Offshore, Inc. dated November 5, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
	By:	/s/ William B. Gibbens
William B. Gibbens
Date: November 5, 2004		Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Designation, Preferences and Rights of the Series A Redeemable Participating Preferred Stock of Horizon Offshore, Inc.

10.1	Amendment No. 1 to May Purchase Agreement, dated as of November 4, 2004, by and among Horizon Offshore, Inc., the guarantors specified therein and the purchasers specified therein.

10.2	Preferred Stock Purchase Agreement, dated as of November 4, 2004, by and among Horizon Offshore, Inc. and the purchasers specified therein (including the form of warrant certificate and registration rights agreement attached thereto).

10.3	Recapitalization Letter Agreement, dated as of October 29, 2004, by and among Horizon Offshore, Inc. and the holders of subordinated notes specified therein.

10.4	Amendment No. 2, dated as of November 4, 2004, to Employment and Non-Competition Agreement dated May 31, 2002 between Horizon Offshore, Inc. and J. Louis Frank, as amended on September 3, 2004.

10.5	Seventh Amendment to EXIM Guaranteed Loan Agreement, dated as of November 4, 2004, among Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels, Inc., HorizEn, L.L.C., and Southwest Bank of Texas, N.A., as agent, and the other lenders specified therein.

10.6	Eighth Amendment to Loan Agreement, dated as of November 4, 2004, among Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels, Inc., and Southwest Bank of Texas, N.A., as agent, and the other lenders specified therein.

10.7	Amendment No. 4 to Credit Agreement, dated as of November 4, 2004, to the Credit Agreement, dated as of May 10, 2001, as amended, among Horizon Vessels, Inc., Horizon Contractors, Inc., Horizon Offshore, Inc. and The CIT Group/Equipment Financing, Inc., as the lender.

10.8	Amendment No. 10 to Loan Agreement, dated as of November 4, 2004, to the Loan Agreement, dated as of December 30, 1998, as amended, among Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., Horizon Offshore, Inc., The CIT Group/Equipment Financing, Inc, as agent and for the other lenders specified therein.

10.9	First Amendment to Amended and Restated Loan Agreement, dated as of November 4, 2004, among Horizon Vessels, Inc., Horizon Offshore, Inc., Horizon Offshore Contractors, Inc. and SouthTrust Bank.

10.10	Second Amendment to Loan Agreement, dated as of October 29, 2004, among Horizon Vessels International, Ltd. and General Electric Capital Corporation of Tennessee.

99.1	Press release of Horizon Offshore, Inc. dated November 4, 2004.